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                     CONSENT OF JOSEPH DECOSIMO AND COMPANY, LLP


    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of BFC Guaranty Corp., BFC Finance Corp. and Castle Rock Ranch Public Improvements Authority, respectively, for the registration and guarantee of $66,975,000 par value of Public Facilities Revenue Bonds, Series 1996B, and to the inclusion herein of our reports dated April 19, 1997 for BFC Guaranty Corp., May 9, 1997 for BFC Finance Corp. and February 18, 1997 for Castle Rock Ranch Public Improvements Authority, with respect to the financial statements of BFC Guaranty Corp., BFC Finance Corp and Castle Rock Ranch Public Improvements Authority for the period from March 29, 1996 to December 31, 1996, filed with the Securities and Exchange Commission.

                             /s/  JOSEPH DECOSIMO AND COMPANY, LLP
                                -----------------------------------------
                                Joseph DeCosimo and Company
                                A Tennessee Registered Limited
                                Liability Partnership


Chattanooga, Tennessee
June 25, 1997